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                                                                 EXHIBIT 12

               COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                             For Year Ended December 31, 1996

                               (Dollar Amounts in Thousands)



                                                   Monongahela Power Company

Earnings:
         Net Income                                               $ 61,453
         Fixed charges (see below)                                  39,385
         Income taxes                                               34,469

         Total earnings                                           $135,307


Fixed Charges:
         Interest on long-term debt                               $ 36,654
         Other interest                                              1,950
         Estimated interest
           component of rentals                                        781

         Total fixed charges                                      $ 39,385


Ratio of Earnings to
  Fixed Charges                                                       3.44

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